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                                  EXHIBIT 24.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


The Board of Directors
Tandem Computers Incorporated

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tandem Computers Incorporated 1997 Stock Plan of our report dated October 22, 1996, with respect to the consolidated financial statements and schedule of Tandem Computers Incorporated included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.



                                     /s/ Ernst & Young LLP


San Jose, California
February 7, 1997